                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 1999


                            PROFESSIONALS GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Michigan                    0-21223                38-3273911
 (State or other jurisdiction of   (Commission File No.)       (IRS Employer
          incorporation)                                     Identification No.)

                2600 Professionals Drive, Okemos, Michigan 48864
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (517) 349-6500


          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On July 1, 1999 Michigan Educational Employees Mutual Insurance Company, a Michigan domiciled insurance company that provides personal automobile and homeowners coverages to teachers and other educational employees in the state of Michigan, completed its conversion to a stock insurance company. As a result of the conversion, MEEMIC became a wholly-owned subsidiary of MEEMIC Holdings, Inc., a publicly traded Michigan business corporation (Nasdaq: MEMH).

                  As part of MEEMIC's conversion, the registrant acquired beneficial ownership of 5,065,517 shares, or 76.8%, of the outstanding common stock of MEEMIC Holdings, at a price of $10 per share. Of these shares, 2,302,209 were acquired upon the conversion of a $21.5 million promissory note (plus accrued interest of $1,522,090) issued by MEEMIC to ProNational Insurance Company, a wholly-owned insurance subsidiary of the registrant, on April 7, 1997. The remaining 2,763,308 shares were purchased for cash. The sources of such funds were working capital and other of ProNational.

                  Since July 1, 1997 ProNational has reinsured, on a quota-share basis, 40% of MEEMIC's net premiums. Since April 7, 1997, ProNational has provided MEEMIC with information systems services and certain consulting services under a management services agreement for a base fee of $2.0 million (which increases by 5% each year).

                  Also, three of the six current directors of MEEMIC Holdings, Victor T. Adamo, R. Kevin Clinton and Annette E. Food are directors or executive officers of the registrant or ProNational. Mr. Clinton is also the President and Chief Executive Officer of MEEMIC Holdings and of MEEMIC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  It is impracticable for the registrant to provide any of the required financial statements for MEEMIC Holdings, Inc./Michigan Educational Employees Mutual Insurance Company at this time. The registrant shall file such financial statements under cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in any event not later than September 14, 1999.



         (b)      Pro Forma Financial Information.

                  It is impracticable for the registrant to provide any of the pro forma financial information with respect to the registrant and MEEMIC Holdings, Inc. required under Article 11 of Regulation S-X at this time. The registrant shall file such pro forma financial information under cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in any event not later than September 14, 1999.

         (c)      Exhibits.

                  Exhibit Reference Number        Exhibit Description
                  ------------------------        -------------------

                          99.1                Press Release dated July 1, 1999.*

                  --------------------
                  *Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PROFESSIONALS GROUP, INC.



Date:    July 13, 1999        By:  /s/ John F. Lang
                                 ---------------------------------------------
                                   Name:  John F. Lang
                                   Its:   Vice President, Treasurer and Chief
                                          Accounting Officer (Principal
                                          Financial Officer and Principal
                                          Accounting Officer)

                       Exhibit Index

Exhibit No.                            Description
-----------                            -----------

Exhibit 99.1              Press Release dated July 1, 1999.